UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  June 6, 2011

HELIX WIND, CORP.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-52107 (Commission File Number)	20-4069588 (IRS Employer Identification No.)

13125 Danielson Street, Suite 101
Poway, California 92064
 (Address of Principal Executive Offices, Zip Code)

(619) 501-3932
(Registrant's Telephone Number, Including Area Code)

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03                      Amendment to Articles of Incorporation or Bylaws.

Effective June 6, 2011, the Company’s Board of Directors approved the filing of the Certificate of Correction to the Certificate of Designation of Preferences for the Series A Preferred Stock.  The Certificate of Correction is to be filed with the Nevada Secretary of State and, as corrected, the following clause has been inserted as Paragraph (d)(4):

(4)           Determination of Amount of Stated Value. The stated value of the Series A Preferred Stock shall be equal to the principal amount of the indebtedness of the Corporation to the holder at the time at which the Series A Preferred Stock was originally issued to said holder. Said stated value shall be used solely to determine the dollar value attributed to the Series A Preferred Stock held by said holder in the event that the holder elects to convert the Series A Preferred Stock into the Corporation’s Common Stock.

Item 9.01                      Financial Statements and Exhibits

(d) Exhibits

Exhibit 3.4b	Copy of Certificate of Designation of Preferences – Series A Preferred Stock As Corrected by Certificate of Correction

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELIX WIND, CORP.

By: /s/ Kevin Claudio
Name: Kevin Claudio
Title: Chief Financial Officer

Date:  June 6, 2011